Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 12275 El Camino Real, Suite 100 San Diego, California 92130-4092 858.720.8900 main 858.509.3691 fax www.sheppard.com

June 23, 2026

VIA E-MAIL

Daré Bioscience, Inc.

Attn: Board of Directors

3655 Nobel Drive, Suite 260

San Diego, CA 92122

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Daré Bioscience, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission, covering 1,500,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), reserved for future issuance under the Daré Bioscience, Inc. 2022 Stock Incentive Plan, as amended (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have reviewed and relied upon the Registration Statement, the Company’s Restated Certificate of Incorporation as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s Third Amended and Restated By-Laws as in effect on the date hereof (the “Bylaws” and together with the Certificate of Incorporation, the “Charter Documents”), the proceedings taken by the Company with respect to the authorization and adoption of the Plan, resolutions adopted by the board of directors of the Company, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed (a) the genuineness of all signatures, (b) the authenticity of all documents submitted to us as originals and (c) the conformity to original of all documents submitted to us as certified or reproduced copies. We have also assumed that the Shares will be uncertificated in accordance with Section 158 of the Delaware General Corporation Law, and the transfer agent therefor will register the purchaser thereof as the registered owner of any uncertificated Shares on its stock transfer books and records. We have further assumed that (a) shares of the Common Stock currently reserved for issuance under the Plan will remain available for the issuance of the Shares, and (b) neither the Charter Documents nor any of the proceedings relating to either the Plan or any of the award agreements relating to the Shares will be rescinded, amended or otherwise modified prior to the issuance of the Shares. We have also obtained from public officials and officers of the Company certificates or comparable documents as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates and comparable documents without independent investigation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that if and when the Shares are issued and sold by the Company in accordance with the terms of the award agreements provided for under the Plan, and payment in full of the consideration therefor is received by the Company, the Shares will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

The foregoing opinion is limited to matters governed by the federal laws of the United States of America and the Delaware General Corporation Law, including the applicable provisions of the Delaware constitution. We express no opinion as to the laws of any other jurisdiction.

This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Plan, the award agreements related to the Shares or the Registration Statement.

Respectfully,

/s/ Sheppard, Mullin, Richter & Hampton LLP
SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

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